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Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

SUPPLY AGREEMENT

1.	Preamble

This is an Agreement for Hankook Tire Co. Ltd., 647-15 Yeoksam-dong, Gangnam-gu, Seoul 135-723 Korea, its affiliates and subsidiaries (hereafter called “Hankook”) to purchase synthetic rubbers from Dow Europe GmbH, Bachtobelstrasse 3, CH-8810 Horgen, Switzerland (hereafter called “Dow”).

Whereas, in consideration of the mutual benefits for Hankook and Dow, both parties discussed and agreed upon their further cooperation for 2010 to 2014 in this supply agreement.

Whereas, Hankook intends to strengthen its cooperation with its most important suppliers and wishes to expand its scope of cooperation with them as strategic parties, Hankook considers that Dow’s support is an important element of Hankook’s commercial success.

Hankook and Dow hereby agree to this long term agreement, which covers guarantees for long term supply and competitive pricing.

2.	Products Covered under this Agreement

•	Dow ESBR Products meeting the Dow sales specifications

•	Dow BR Products meeting the Dow sales specifications

•	Dow SSBR Products meeting the Dow sales specifications

Collectively, the “Products”.

3.	Volume

The annual quantities in metric tonnes to be supplied by Dow and to be taken by Hankook, subject to the conditions enumerated below, will be:

Grade	Geography	2010	2011	2012	2013	2014

ESBR	Pacific	[*****]	[*****]	[*****]	[*****]	[*****]

	Hungary	[*****]	[*****]	[*****]	[*****]	[*****]

PBR	Pacific	[*****]	[*****]	[*****]	[*****]	[*****]

	Hungary	[*****]	[*****]	[*****]	[*****]	[*****]

SSBR	Pacific	[*****]	[*****]	[*****]	[*****]	[*****]

	Hungary	[*****]	[*****]	[*****]	[*****]	[*****]

Total		[*****]	[*****]	[*****]	[*****]	[*****]

1)	The parties acknowledge that the actual consumption figures for Hankook may change as related market conditions fluctuate. However, the quantities presented above are subject to change only as provided in Section 3.3 below or upon the mutual written agreement of both parties in their sole discretion.

2)	Hankook must place its orders for any given month by the [*****] day of that month.

3)	The volumes presented above may be [*****]

4)	[*****]

5)	The annual volume per geography will be [*****]

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4.	Prices

Prices will be established by Dow [*****]

[*****]

[*****]

[*****]

[*****]

Governmental Controls: If the price, freight allowance, or terms of payment, or any price increase, or change in freight allowance, or terms of payment under this Agreement, or Dow’s ability to make such increase or change, should be altered or prohibited by reason of any law, government decree, order or regulation, Dow may cancel this Agreement upon [*****] days written notice. However, at it’s option, Dow may by written notice elect to postpone the effective date of any such price increase or proposed change to the extent so prevented until such date or dates as it is not so prevented. By electing to postpone rather than cancel, Dow will not waive its right to cancel thereafter because of such continued or further alterations or prohibitions.

Hardship clause. If at any time during the term of this Agreement there is substantial change in the economic, technological or market conditions which is supported by documentary evidence that may be admissible in the Court of law, which will make unrealistic or unfair the performance of this Agreement by either

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party then the aggrieved party can request a meeting with the other party to agree on a fair adjustment of such terms. In the event that during a period of 3 (three) months an agreement cannot be reached, this contract shall be deemed terminated by mutual agreement.

Intermediary agent. Uniwell Corporation, 135-918 West 1105, Hanshin Intervalley, 707-34, Yeoksam-Dong, Gangnam-Gu, Seoul, Korea, act as a service provider to facilitate commercial discussions between the parties. The remuneration and duration of this service is described in a separate agreement between Dow and Uniwell.

5.	Delivery Conditions

- DDP Hungarian Plant as defined in Section 6

- CIF Asian ports for Pacific as defined in Section 6

Trade terms shall be interpreted in accordance with Incoterms 2000. Title shall pass to Hankook at the same time as the risks of loss or damage under Incoterms 2000. Hankook shall schedule deliveries of the Product in accordance with the allocation. Where the price provides for absorption by Dow of any portion of the freight charges, or where Dow provides the transportation equipment at its cost, Dow shall have the right to select the means of transportation. Where the price provides for payment by Hankook of any portion of the freight charges, the freight charges will be those in effect at the date of shipment

6.	Destinations

•	Hankook Tire in Hungary and it’s associated warehouse(s)

•	Main Asian ports as is normal for supply for Hankook Pacific

7.	Payment Conditions

•	Hungary - [*****]

•	Pacific - [*****]

8.	Duration of the Agreement

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This Agreement will take effect on January 1st 2010 and will expire on December 31st 2014.

9.	Force Majeure

1)	Dow and Hankook shall not be considered in default of any of the terms hereof on account of any delay or failure to perform any provision of this Agreement, if such delay of failure arises directly or indirectly from any act of God, war, insurrection, riots, strikes, embargoes, accident, mechanical breakdown of facilities, fire, labor trouble, acts of governmental authority, unusually severe weather conditions or other conditions beyond the reasonable control of Dow or Hankook, respectively.

2)	If Dow or Hankook is prevented from performing this Agreement because of events of force majeure, it shall promptly notify the other parties of the occurrence of such events together with a description thereof and an estimation of the length of the delay.

10.	Confidentiality

During the course of the term of this Agreement, Dow and its subcontractors may have access to information of a confidential and proprietary nature. Such confidential information may include, without limitation, membership lists, information about trade secrets, costs, markets, strategies, plans for future development and any other development, and any other information of Hankook of a similar nature. Dow hereby expressly covenant and agree that, anytime during the term or after termination or expiration of this Agreement, Dow shall not use, furnish, or disclose any confidential or proprietary information to any other person, corporation, association, or other entity without the written consent of Hankook.

11. Commitments

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1) Dow undertakes that the Products will at the time of delivery meet Dow’s then current Sales Specifications. Dow will notify Hankook if Sales Specifications are changed. All descriptions, drawings, photographs, illustrations, performance and technical data, dimensions, weights and the like, contained in any promotional or technical literature issued by Dow are subject to variation without notice and are not designed to constitute Sales Specifications.

2) Dow will supply Hankook with current Material Safety Data Sheets (MSDS) regarding the Products.

3)	Dow will convey the Products with good title, free from any lawful lien or encumbrance.

4)	Hankook will (i) familiarize itself with any product literature or information Dow provides under Dow’s product stewardship program, including MSDS, (ii) follow safe handling, use, selling, storage, transportation and disposal practices, including special practices as Hankook’s use of the Product requires and instruct its employees, contractors, agents and customers in these practices and (iii) take appropriate action to avoid spills or other dangers to persons, property or the environment. Dow may cancel this Agreement on [*****] days notice if Hankook fails to comply with any of its commitments under this subsection.

5)	Dow warrants only that the manufacture of the Product covered by this Agreement does not infringe any Letters Patent of the country of manufacture.

6)	The commitments set out in Sections 1, 3 and 5 above are Dow’s sole warranties in respect of the Product. ANY OTHER CONDITION OR WARRANTY AS TO THE QUALITY OF THE PRODUCT SUPPLIED UNDER THIS AGREEMENT OR FITNESS FOR ANY PARTICULAR PURPOSE WHETHER ARISING UNDER STATUTE OR OTHERWISE, IS EXCLUDED.

7)

Hankook shall inspect the Product supplied under this Agreement immediately after delivery. If any of the supplied Product is rejected because of non-conformity to specifications, Hankook shall have the right to return it to Dow only after inspection by Dow and receipt of definite shipping instructions from Dow, such inspection to be made

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and instructions to be given by Dow within [*****] days after notice of rejection by Hankook. Either (1) failure to give written notice of any claim within ninety [*****] from the date of delivery, or (2) use of the Product supplied under this Agreement, constitutes an unqualified acceptance of such Product by Hankook and a waiver by Hankook of all claims in respect of such Product.

8)	In the event of any liability by either party whether arising from breach of contract or from statutes it is agreed that the maximum amount of damages recoverable shall be limited to the contract price for the Product with respect to which damages are claimed. In no event shall either Dow or Hankook be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Agreement.

12.	Non-Performance

1)	If Hankook fails to perform any of the terms of this Agreement when due, Dow may, at its option, decline to make further deliveries against this Agreement, except for cash, or may recall or defer shipments until such default is made good, or may treat such default as final refusal to accept further shipments and cancel this Agreement.

2)	Dow reserves the right, without prejudice to Hankook’s liability to pay on the due date, to charge interest on any overdue balance of a rate equal to the one month LIBOR interest for the currency invoiced, as fixed by the British Bankers Association on the last business day of the month preceding the date of payment, plus five percent (5%) points. Such right is in addition and without prejudice to any other rights Dow may have under this Agreement.

13.	Miscellaneous

1) This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes all prior (written and/or verbal) agreements, negotiations and discussions between the parties relating to it. By ordering any of the Products detailed in this Agreement, Hankook agrees to all the terms and conditions contained on both sides of this document which override any additional or different terms

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or conditions included in Hankook’s purchase order or referred to by Hankook.

2) Save as expressly provided in this Agreement, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorized representative of each of the parties to it.

3) No party shall, without the prior written consent of the other parties, assign, transfer, charge or deal in any other manner with this Agreement or its rights under it or part of it, or propose to do any of the same, nor subcontract any or all of its obligations under this Agreement. Provided however, Hankook hereby consents to Dow’s potential future assignment of this contract and all of its rights and obligations hereunder to any Affiliate or third party purchaser of all or substantially all of the assets related to Dow’s synthetic rubber business. Dow shall provide Hankook with notice of any such assignment. “Affiliate” means any subsidiary, legal entity, or joint venture in which The Dow Chemical Company (with respect to Dow) directly or indirectly holds an ownership interest of at least 50%.

4) The failure of a party to exercise or enforce any right under this Agreement shall not be deemed to be a waiver of that right nor operate to bar the exercise or enforcement of it at any time or times thereafter.

5) If any part of this Agreement becomes invalid, illegal or unenforceable, the parties shall in such an event negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the invalid, illegal or unenforceable provision which as nearly as possible validly gives effect to their intentions as expressed in this Agreement. Failure to agree on such a provision within [*****] months of commencement of those negotiations shall result in automatic termination of this Agreement. The obligations of the parties under any invalid, illegal or unenforceable provision of the Agreement shall be suspended during such a negotiation.

6) Any notice required to be given pursuant to this Agreement shall be in writing and shall be given by delivering the notice by hand at, or by sending the same by prepaid first class post (airmail if to an address outside the country of posting) to the address of the relevant party set out in this

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Agreement or such other address as either party notifies to the other from time to time. Any notice given according to the above procedure shall be deemed to have been given at the time of delivery (if delivered by hand) and when received (if sent by post).

7) This Agreement shall be governed by and construed in accordance with the laws of Switzerland. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods (Vienna Convention of 1980).

8) Any and all disputes arising from or in connection with this Agreement that cannot be amicable settled between the parties, shall be finally settled in accordance with the arbitration rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall take place in Zurich, Switzerland. The arbitral procedure shall be conducted in the English language. Each party shall be responsible for its own costs related thereto, but shall share equally the fees and expenses of the arbitrator. The arbitration award shall be final and binding on all parties.

9) At Dow’s option, any obligation under this Agreement may be performed by The Dow Chemical Company or any of its affiliates. Any deliveries made under this condition may be invoiced by such affiliate and shall constitute performance of this Agreement by Dow.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the latest date written under the parties respective signatures below.

	Hankook Tire Co Ltd.		Dow Europe GmbH

BY:	/s/ Jeong Ho Park	BY:	/s/ Markus Wildi

NAME:	Jeong Ho Park	NAME:	Markus Wildi
TITLE:	Vice President/Purchasing	TITLE:	President - Dow Europe GmbH
DATE:	July 24, 2009	DATE:	July 10, 2009

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APPENDIX 1. Annual Fees and Volumes 2010 (*Appendices 2-5 follow after subsequent annual agreement):

2010
		Fee (€/mt)	Freight (€/mt)	Qty (mt)
				Q1	Q2	Q3	Q4	Total
SB1500	PAC
HUN
SB1502	PAC
HUN
SB1712	PAC
HUN
SB1723	PAC
HUN
SB1739	PAC
HUN
ESBR total								[*****]

cis132	PAC
HUN
PBR total								[*****]

4601	PAC
HUN
6430	PAC
HUN
4630	PAC
HUN
XZ 87082	PAC
HUN
XZ 87084	PAC
HUN
SSBR total								[*****]

Grand Total								[*****]

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